Exhibit 1.1

[—] Shares

PROTO LABS, INC.

Common Stock

($0.001 par value per share)

UNDERWRITING AGREEMENT

[—], 2012

MORGAN STANLEY & CO. LLC

PIPER JAFFRAY & CO.

As Representatives of the several Underwriters

c/o MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

c/o PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Introductory. Proto Labs, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several underwriters named on Schedule A (the “Underwriters”) an aggregate of [—] shares of its common stock, par value $0.001 per share (the “Shares”); and the shareholders of the Company named on Schedule B (collectively, the “Selling Shareholders”) severally propose to sell to the Underwriters an aggregate of [—] Shares. The [—] Shares to be sold by the Company and the [—] Shares to be sold by the Selling Shareholders are collectively referred to as the “Firm Shares.” In addition, certain of the Selling Shareholders have severally granted to the Underwriters an option to purchase up to an additional [—] Shares, with each such Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B, all as provided in Section 2. The additional [—] Shares to be sold by certain of the Selling Shareholders pursuant to such option are referred to as the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Morgan Stanley & Co. LLC (“Morgan Stanley”) and Piper Jaffray & Co. (“Piper Jaffray”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-184673), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the

Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus dated [—], 2012 describing the Offered Shares and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below) is called a “preliminary prospectus.” The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” As used herein, “Applicable Time” is [—] pm (New York time) on [—], 2012. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule C hereto (including any orally communicated pricing information), the pricing information set forth on Schedule E hereto, and each “Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made without restriction to any person. As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; and “Permitted Section 5(d) Written Communication” means the Section 5(d) Written Communication(s) listed on Schedule D attached hereto. All references in this Agreement to the Registration Statement, the 462(b) Registration Statement, any Preliminary Prospectus, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(A)(n) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as defined in Section 2) and as of each Option Closing Date (as defined in Section 2), if any, and covenants with each Underwriter, as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times during the period beginning on the date hereof and ending on the later of the Option Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by the Underwriters or a dealer (the “Prospectus Delivery Period”) complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus, together with each Road Show, if any (including any preliminary prospectus wrapper), did not, and at the time of each sale of the Offered Shares and at the First Closing Date, the Time of Sale Prospectus, together with each Road Show, if any, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto or any Road Show, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(c) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the First Closing Date or Option Closing Date, if any, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified on Schedule C hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, the Registration Statement or any Permitted Section 5(d) Written Communications.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than certain of the Selling Shareholders with respect to the Offered Shares included in the Registration Statement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. To the Company’s knowledge, Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus, the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectuses present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable

Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. None of the Company’s employees nor, to the Company’s knowledge, any other person, in each case who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

(j) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been, during the period for which financial statements are included in the Registration Statement, and as of the date hereof there is not, any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2011, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except to the extent that failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that failure to be so qualified or in good standing would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except for such security interests, mortgages, pledges, liens, encumbrances or adverse claims as are specifically described in the Time of Sale Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement and (ii) such other entities omitted from such Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus under the caption “Description of Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares (including the Shares owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws (including, as applicable, exemptions from the requirements thereof). None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus. All preemptive rights and rights of first refusal to purchase the Offered Shares and any rights to purchase from the Company any capital stock of the Company as a result of the offer or sale of the Offered Shares have been properly waived by or on behalf of all holders of such rights. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All grants of options to acquire Shares (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(m) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the shares to be sold by the Selling Shareholders are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting of such Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to (except for those consents which have been validly obtained or waived prior to the date hereof), any Existing Instrument, except for such conflicts, breaches, Defaults or results, or failure to obtain such consents, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not reasonably by expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not result, individually or in the aggregate, in a Material Adverse Change, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company and its subsidiaries, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property Rights owned by the Company and its subsidiaries and the Intellectual Property Rights licensed to the Company and its subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or a subsidiary of the Company is in or since January 1, 2008 has been in violation of any term of any employment contract, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company; and (F) to the Company’s knowledge, no employee of the Company or a subsidiary of the Company is in or has ever been in violation of any term of any patent disclosure agreement, invention assignment agreement with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its subsidiaries which has not been patented has been kept confidential or disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(q) All Necessary Permits, etc. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses. Neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects as would not be expected to, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases (except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles), with such exceptions that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(t) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the NYSE in accordance with Regulation M.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

(x) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(y) Parties to Lock-Up Agreements. Each of the Company’s directors and officers listed on Exhibit B-1 and each of the persons and entities listed on Exhibit B-2 has executed and delivered to Morgan Stanley and Piper Jaffray a lock-up agreement in the form on Exhibit C-1 or Exhibit C-2 hereto, as applicable. Exhibit B-1 hereto contains a true, complete and correct list of all directors and officers of the Company. If any additional persons not listed on Exhibit B-1 shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representatives an agreement in the form attached hereto as Exhibit C-1.

(z) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.

(bb) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware, after reasonable inquiry, of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the

Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as determined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee) Brokers. Except for the underwriting discounts and commissions payable to the Underwriters as described in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ff) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(gg) Compliance with Laws. Except as specifically disclosed in the Time of Sale Prospectus, the Company has not received any notice, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(hh) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ii) Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or has any formalized plans to take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in contravention of any applicable anti-corruption laws; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain (and have no present or currently foreseeable intent to discontinue) policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) OFAC. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(mm) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act and (b) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Section 5(d) Written Communication, when considered together with the Time of Sale Prospectus, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Section 5(d) Written Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The Custody Agreement and Power of Attorney. Each of (i) the Custody Agreement signed by or on behalf of such Selling Shareholder and Wells Fargo Bank, N.A., as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) the Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(c) Title to Offered Shares to be Sold. (i) Except to the extent such Selling Shareholder is exercising stock options or warrants (each, a “Convertible Security”) in connection with the Offered Shares to be sold by such Selling Shareholder hereunder, such Selling Shareholder has valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, all of the Offered Shares subject to sale by such Selling Shareholder and (ii) to the extent such Selling Shareholder is exercising Convertible Securities in connection with the Offered Shares to be sold by such Selling Shareholder hereunder, such Selling Shareholder has valid title to such Convertible Securities. On the First Closing Date and each applicable Option Closing Date, such Selling Shareholder will have valid title to all of the Offered Shares subject to sale by such Selling Shareholder pursuant to this Agreement on such date free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder.

(d) Delivery of the Offered Shares to be Sold. Delivery of Offered Shares by such Selling Shareholder to this Agreement will pass valid title to such Offered Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code to each Underwriter who has purchased shares without notice of an adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery of, and the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement and the Power of Attorney and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, (i) have been duly authorized by or on behalf of such Selling Shareholder and, except in the case of Selling Shareholders who are natural persons, will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of such Selling Shareholder, (ii) will not conflict with or constitute a breach of, or Default under, or require the consent of any other party to (except for those consents which have been validly obtained or waived prior to the date hereof), any agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, except as would not prevent the consummation by such Selling Shareholder of the transactions contemplated hereby, and (iii) will not result in any violation of any law (provided no representation is made with respect to compliance with federal, state, or other applicable securities or antifraud laws), administrative regulation or administrative order or court decree applicable to such Selling Shareholder, except, in the case of clauses (ii) and (iii), for any such conflict, breach, Default, failure to obtain such consent or violation as would not prevent the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for such Selling Shareholder’s execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Shareholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in each Applicable Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof and are described in each Applicable Prospectus; and (iii) does not own, beneficially as of September 30, 2012, any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in each Applicable Prospectus.

(g) Disclosure Made by Such Selling Shareholder in the Prospectus. All information furnished to the Company or any Underwriter by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Underwriters acknowledge that the written information provided by such Selling Shareholder in connection with preparing responses to Items 7 and 11(m) of

Form S-1 with respect to such Selling Shareholder constitute the only written information furnished by such Selling Shareholder for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(h) No Trading on Material Non-Public Information. Such Selling Shareholder is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement and the Time of Sale Prospectus.

(i) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j) Distribution of Offering Materials by the Selling Shareholders. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es) listed on Schedule C and the Prospectus.

(k) UCC. Upon payment for the Offered Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Offered Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Shares in the name of Cede or such other nominee and the crediting of such Offered Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Representative has notice of any adverse claim (within the meaning of Section 8-105 of the UCC)) to such Offered Shares, (A) DTC shall be a “protected purchaser” of such Offered

Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Shares may be validly asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Offered Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

Any certificate signed by such Selling Shareholder, including the Executive Selling Shareholders (as defined below), and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

Such Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 1(B) and, in the case of the Executive Selling Shareholders only, Section 1(C). Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the representations made by such Selling Shareholder and hereby consents to such reliance.

C. Representations and Warranties of Lawrence Lukis and Bradley Cleveland. In addition to the representations, warranties and covenants in Section 1(B), each of Lawrence Lukis and Bradley Cleveland (together, the “Executive Selling Shareholders”) represents, warrants and covenants to each Underwriter, severally and not jointly, that he (a) has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct and (ii) is familiar with the Registration Statement, the Time of Sale Prospectus (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the First Closing Date) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and the Time of Sale Prospectus (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the First Closing Date) that has resulted in or may result in a Material Adverse Change.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [—] Firm Shares and (ii) the Selling Shareholders agree to sell to the several Underwriters an aggregate of [—] Firm Shares, with each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective numbers of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $[—] per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Morgan Stanley, 1585 Broadway, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [—], 2012, or such other time and date not later than 1:30 p.m. New York time, on [—], 2012 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Sections 11 and 19.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders identified on Schedule B hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [—] Optional Shares from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the identified Selling Shareholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholders (with a copy to the Company).

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Shareholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

(i) It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Morgan Stanley and Piper Jaffray, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(ii) Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

(f) Delivery of the Offered Shares. The Company and the Selling Shareholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The applicable Selling Shareholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered Shares may be made by credit to the accounts designated by the Representatives though The Depository Trust Company’s full fast transfer or DWAC programs. If the Representatives so elect, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representatives, without charge, (i) as many copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) as the Representatives may reasonably request and (ii) in New York City, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(A)(e) or 3(A)(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall (i) furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, (ii) not file or use any such proposed amendment or supplement without the Representatives’ consent and (iii) file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of the Representatives or counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(A)(b) and 3(A)(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Sections 3(A)(b) and 3(A)(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(A)(b) or 3(A)(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the most recent effective date of the Registration Statement occurs (or 90 days after the end of such 12-month period if such 12-month period coincides with the Company’s fiscal year), the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering such 12-month period which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Periodic Reporting Obligations. The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NYSE and to maintain the listing of the Shares on the NYSE.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Morgan Stanley and Piper Jaffray an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Morgan Stanley and Piper Jaffray, that may be transmitted electronically by Morgan Stanley, Piper Jaffray and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Morgan Stanley and Piper Jaffray, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of Morgan Stanley and Piper Jaffray (which consent may be withheld in their sole discretion), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement (except for a registration statement on Form S-8) under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) sell the Offered Shares pursuant to this Agreement, and (B) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus.

(p) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to Morgan Stanley at 1585 Broadway, New York, New York Attention: Equity Syndicate Desk, and to Piper Jaffray at U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, MN 55402 Attention: Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that the requirements of this Section 3(A)(p) shall be satisfied to the extent the reports, communications, financial statements or other documents referenced herein are available on the Commission’s EDGAR system.

(q) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(s) Lock-Up Agreements. The Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors, and the Selling Shareholders pursuant to Section 6(k).

(t) Amendments and Supplements to Section 5(d) Written Communications. If at any time following the distribution of any Section 5(d) Written Communication, there occurred or occurs an event or development as a result of which such Section 5(d) Written Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Section 5(d) Written Communication to eliminate or correct such untrue statement or omission.

(u) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the Lock-up Period (as defined herein).

B. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, further covenants and agrees with each Underwriter:

(a) Delivery of Form W-9. To deliver to the Custodian (with a copy to the Representatives) prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares sold by the Company to the Underwriters, (iv) all fees and expenses of the Company’s counsel, one counsel for the Selling Shareholders in connection with the registration and delivery of the Offered Shares sold by the Selling Shareholders, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Section 5(d) Written Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions; provided such attorneys’ fees and expenses do not exceed $15,000 in the aggregate, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares; provided such attorneys’ fees and expenses do not exceed $15,000 in the aggregate, (viii) the costs and expenses of the Company relating to investor presentations on any “road show,” any Section 5(d) Written Communication or any Section 5(d) Oral Communication undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the NYSE, and (ix) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholders, severally and not jointly, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares sold by such Selling Shareholder , (ii) the wire fee required by the Custodian, and (iii) the taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation or payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5. Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made, (ii) with respect to the Optional Shares, the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section 1 hereof as of each Option Closing Date as though then made, (iii) the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and (iv) each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters and the Board of Directors of the Company, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional four conformed copies of such accountants’ letter for each of the other several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, in the judgment of the Representatives, there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received (i) the opinion and negative assurance letter of Faegre Baker Daniels LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and to such further effect as counsel for the Underwriters shall reasonably request and (ii) the opinion of Faegre Baker Daniels LLP, counsel for Proto Labs, Limited, dated as of such Closing Date, the form of which is attached as Exhibit A-2 and to such further effect as counsel for the Underwriters shall reasonably request (and the Representatives shall have received an additional four signed copies of such counsel’s legal opinions for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change or, to the Company’s knowledge, any development that could reasonably be expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business);

(ii) the representations, warranties and covenants of the Company set forth in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(iv) the signers of said certificate have carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any amendments thereof or supplements thereto, and since the Applicable Time, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

(g) Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional 3 conformed copies of such accountants’ letters for each of the several Underwriters).

(h) Opinion of Counsel for the Selling Shareholders. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Faegre Baker Daniels LLP, counsel for the Selling Shareholders, dated as of such Closing Date, the form of which is attached as Exhibit A-3 and to such further effect as counsel for the Underwriters shall reasonably request.

(i) Selling Shareholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a written certificate executed by the Attorney-in-Fact of each applicable Selling Shareholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) and, in the case of the Executive Selling Shareholders only, Section 1(C) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such date; and

(ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(j) Selling Shareholders’ Documents. On the date hereof, the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

(k) Lock-Up Agreements. On or prior to the date hereof, the Company and the Selling Shareholders shall have furnished to the Representatives an agreement in the appropriate form set forth on Exhibit C hereto from the persons or entities listed on Exhibit B-1 and Exhibit B-2 hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission prior to the first use of the Preliminary Prospectus and shall have become effective automatically upon such filing.

(m) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received from the Company such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8, Section 11, Section 12 or Section 19, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonably documented out-of-pocket expenses that shall have been actually and reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company and the Selling Shareholders to the Underwriters, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company and the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee, controlling person or affiliate may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, subject to Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such officer, employee, controlling person and affiliate for any and all expenses (including the fees and disbursements of counsel chosen by Morgan Stanley and Piper Jaffray) as such expenses are reasonably incurred by such Underwriter or such officer, employee, controlling person or affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any such free writing prospectus, any Permitted Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each (i) Underwriter, its officers and employees, each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, the Company, or any such director, officer, employee , controlling person or affiliate may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, subject to Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Selling Shareholders shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter, the Company, and each such director, officer, employee, controlling person and affiliate for any and all expenses (including the fees and disbursements of counsel chosen by Morgan Stanley and Piper Jaffray) as such expenses are reasonably incurred by such Underwriter, the Company, or such director, officer, employee, controlling person or affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action;, provided, however, that the foregoing indemnity agreement shall only apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in preparing responses to Items 7 and 11(m) of Form S-1 in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any such free writing prospectus, any Permitted Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto); and provided, further, that the liability of each Selling Shareholder under the foregoing indemnity agreement shall be limited to an amount equal to the public offering price of the Offered Shares sold by such

Selling Shareholder (less the underwriting discount but before taxes and other expenses payable by such Selling Shareholder). The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Selling Shareholder may otherwise have.

(c) Indemnification of the Company and its Directors and Officers and the Selling Shareholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, subject to Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Permitted Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Road Show, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, such Permitted Section 5(d) Written Communication or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expenses as such expenses are reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Shareholders hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Permitted Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and twelfth paragraphs under the caption “Underwriters” in the Preliminary Prospectus and the Prospectus (the “Underwriter Information”). The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party for indemnity or contribution under this Section 9 or Section 10 or otherwise to the extent such indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Morgan Stanley and Piper Jaffray (in the case of counsel for the indemnified parties referred to in Sections 9(a) and (b) above) or by the Company and the Selling Shareholders (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by the indemnifying party of such request in writing, and (B) more than 20 days after receipt by the indemnifying party of the proposed terms of such settlement in writing, and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Selling Shareholders on the one hand and the Underwriters on the other hand were each treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (c) no Selling Shareholder shall be required to contribute any amount in excess of an amount equal to the public offering price of the Offered Shares sold by such Selling Shareholder (less the underwriting discount but before taxes and other expenses payable by such Selling Shareholder) set forth on the cover page of the Prospectus. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. Each Selling Shareholder’s obligation to contribute pursuant to this Section 10 is several and not joint, in proportion to the Offered Shares as set forth opposite their respective names on Schedule B. For purposes of this Section 10, each officer and employee of an Underwriter, each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company and the Selling Shareholders shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and Section 7 hereof, (b) any Underwriter to the Company or the Selling Shareholders or (c) any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholders, or the Company’s other stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person or any affiliate of any Underwriter, or the Selling Shareholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Facsimile: (612) 303-1410

Attention: General Counsel

If to the Company:

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plains, Minnesota 55359

Facsimile: 763-479-6738

Attention: Chief Financial Officer

With a copy to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Facsimile: 612-766-1600

Attention: W. Morgan Burns

If to the Selling Shareholders:

Wells Fargo Bank, N.A.

161 North Concord Exchange

South St. Paul, Minnesota 55075

Facsimile: 651-450-4078

Attention: Daniel Loeffler

With a copy to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Facsimile: 612-766-1600

Attention: W. Morgan Burns

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19. Failure of One or More of the Selling Shareholders to Sell and Deliver Offered Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each Road Show, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PROTO LABS, INC.

By:
Name:
Title:

ON BEHALF OF THE SELLING SHAREHOLDERS LISTED ON SCHEDULE B HERETO

By:
As Attorney-in-Fact Name:

[SIGNATURE PAGE FOR PROTO LABS, INC. UNDERWRITING AGREEMENT]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

MORGAN STANLEY & CO. LLC

PIPER JAFFRAY & CO.

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: MORGAN STANLEY & CO. LLC

By:
Name: Title:

By: PIPER JAFFRAY & CO.

By:
Name: Title:

[SIGNATURE PAGE FOR PROTO LABS, INC. UNDERWRITING AGREEMENT]

SCHEDULE A

Number of Firm Shares to be Purchased
Underwriter
Morgan Stanley & Co. LLC	[—]
Piper Jaffray & Co.	[—]
William Blair & Company, L.L.C.	[—]
Craig-Hallum Capital Group LLC	[—]
Needham & Company, LLC	[—]
Dougherty & Company LLC	[—]

Total:	[—]

SCHEDULE B

Selling Shareholder	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
Lawrence Lukis	[—]	[—]
North Bridge Growth Equity I, L.P.	[—]	[—]
Protomold Investment Company, LLC	[—]	[—]
Bradley Cleveland Declaration Trust	[—]	[—]
Brian Smith	[—]	[—]
KEC Irrevocable Gift Trust	[—]	[—]
JMC Irrevocable Gift Trust	[—]	[—]

Total	[—]	[—]

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

SCHEDULE D

Permitted Section 5(d) Written Communications

SCHEDULE E

Pricing information included in the Time of Sale Prospectus

EXHIBIT A-1

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE

COMPANY TO BE DELIVERED PURSUANT TO SECTION 6(d) OF THE UNDERWRITING

AGREEMENT

A-1-1

EXHIBIT A-2

FORM OF OPINION OF COUNSEL FOR PROTO LABS, LIMITED TO BE DELIVERED

PURSUANT TO SECTION 6(d) OF THE UNDERWRITING AGREEMENT

A-2-1

EXHIBIT A-3

FORM OF OPINION OF COUNSEL FOR SELLING SHAREHOLDERS TO BE DELIVERED

PURSUANT TO SECTION 6(h) OF THE UNDERWRITING AGREEMENT

A-3-1

EXHIBIT B

LIST OF PERSONS AND ENTITIES EXECUTING LOCK-UPS

EXHIBIT B-1

EXHIBIT B-2

B-1

EXHIBIT C-1

GENERAL FORM OF LOCK-UP AGREEMENT

EXHIBIT C-2

FORM OF LOCK-UP AGREEMENT FOR SIGNIFICANT SHAREHOLDERS